UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 29, 2010

Boston Private Financial Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	0-17089	04-2976299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Ten Post Office Square, Boston, Massachusetts 02109

(Address of principal executive offices)

(617) 912-1900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2010 Annual Meeting of Shareholders of Boston Private Financial Holdings, Inc. (the “Company”) was held on April 29, 2010. At the meeting, Eugene S. Colangelo, Allen L. Sinai and Stephen M. Waters were elected as Class I directors to hold office for a term of three years or until their successors are duly elected and qualified, or until their earlier death, resignation or removal from office. In addition, at the meeting, the shareholders approved (a) a proposed amendment and restatement of the Company’s 2001 Employee Stock Purchase Plan, as amended and restated as of January 1, 2010 (the “2001 ESPP”), that would increase the number of shares of the Company’s common stock reserved and available for issuance under the 2001 ESPP by 1,000,000 shares to a total of 1,700,000 shares, and would limit the maximum number of shares of common stock that may be purchased by each employee during each purchase period to 10,000 shares and (b) a proposed non-binding resolution regarding the compensation of the Company’s executive officers as disclosed in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 2, 2010 (“Proxy Statement”).

The voting results of the director elections, 2001 ESPP amendment proposal and executive compensation proposal, which were described in more detail in the Company’s Proxy Statement, are set forth below.

(1) Each director was elected by the following tabulation:

Director Nominee	For	Withheld	Broker Non-Votes
Eugene S. Colangelo	48,858,710	2,670,693	11,572,787
Allen L. Sinai	49,170,350	2,359,053	11,572,787
Stephen M. Waters	46,855,028	4,674,375	11,572,787

(2) The amendment and restatement of the Company’s 2001 ESPP was approved by the following tabulation:

For	Against	Abstain	Broker Non-Votes
49,637,356	375,119	1,516,928	11,572,787

(3) A non-binding resolution regarding the compensation of the Company’s executive officers was approved by the following tabulation:

For	Against	Abstain	Broker Non-Votes
32,234,338	29,160,682	1,707,170	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

By:	/s/ DAVID J. KAYE
Name:	David J. Kaye
Title:	Chief Financial Officer

Date: April 30, 2010

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